                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             CCA Industries, Inc.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                             CCA INDUSTRIES, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 12, 1996

TO THE SHAREHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CCA INDUSTRIES, INC., a Delaware corporation (the "Company") will be held on June 12, 1996, at 4:30 p.m. at the Grand Hyatt Hotel, Park Avenue at Grand Central Station, New York, New York, for the following purposes:

MANAGEMENT PROPOSALS

  l. To elect directors to serve on the Board of Directors for the ensuing year.

  2. To approve the appointment of Sheft Kahn & Company L.L.P. as the Company's independent certified public accountants for the fiscal year ending November 30, 1996.

OTHER MATTERS

  To transact such other business as may properly come before the meeting or any adjournment thereof.

                                     * * *

  The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

  Only shareholders of record at the close of business on May 1, 1996 are entitled to notice of, and to vote at, the meeting and at any continuation or adjournment thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Ira W. Berman,
                                          Corporate Secretary andChairman of
                                          the Board

East Rutherford, New Jersey
May 7, 1996

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES AND IN THE ENVELOPE PROVIDED THEREFOR.

                             CCA INDUSTRIES, INC.
                       EAST RUTHERFORD, NEW JERSEY 07073

                                PROXY STATEMENT

  The enclosed proxy is solicited on behalf of the Board of Directors of CCA INDUSTRIES, INC., a Delaware corporation (the "Company"), for use at its Annual Meeting of Shareholders to be held on June 12, 1996, at 4:30 p.m. Shareholders of record on May 1, 1996 will be entitled to vote. The meeting will be held at the Grand Hyatt Hotel, Grand Central Station, New York, New York.

  The Company intends to mail this proxy statement, and the Annual Report for the 1995 fiscal year, on or about May 10, 1996.

                                  I. GENERAL

A. VOTING

  There are two classes of stock authorized by the Company's Certificate of Incorporation; Common Stock and Class A Common Stock. On April 30, 1996, there were 7,168,751 total shares outstanding; 5,977,521 shares of Common Stock and 1,191,230 shares of Class A Common Stock.

  Owners of Common Stock and owners of Class A Common Stock are entitled to one vote for each share of stock held, and voting on all matters other than the election of directors is as though all such stock were Common Stock. Moreover, except for the different voting, as next referenced, in respect of the election of directors, the Common Stock and Class A Common Stock, and attendant rights of each, are equivalent.

  In general, the holders of Common Stock have the right to elect as many as three directors, and the holders of Class A Common Stock have the right to elect four. In a particular election, each holder of Common Stock is entitled to vote the number of shares held for as many persons as there are directors then to be elected by holders of Common Stock; and each holder of Class A Common Stock is entitled to vote shares held for as many persons as there are directors then to be elected by holders of Class A Common Stock.

  A quorum, counting proxies and shares represented in person, is necessary to the voting upon proposals proposed by Management, and other business that may properly come before the 1996 Annual Meeting. Fifty percent (50%) of all outstanding shares constitutes a quorum for all purposes other than election of directors. Fifty percent (50%) of the outstanding shares of Common Stock is a quorum for election of directors to be elected by holders of Common Stock. Fifty percent (50%) of the outstanding shares of Class A Common Stock is a quorum for the election of directors to be elected by holders of Class A Common Stock. Nonvoting of shares (whether by abstention, broker non-vote or otherwise), other than the potential effect of denying a quorum, has no impact on voting.

B. SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND 5% OWNERS

  The following table sets forth certain information regarding the ownership of the Company's Common Stock and/or Class A Common Stock as of April 30, 1996 by (i) all those known by the Company to be owners of more than five percent of the outstanding shares of Common Stock or Class A Common Stock; (ii) the Chief Executive Officer and "named officers" (see Executive Compensation-- Summary Compensation Table); (iii) each director; and (iv) all officers and directors as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares owned (subject to community property laws, where applicable), and is beneficial owner of them.

                                                 NUMBER OF
                                               SHARES OWNED:   OWNERSHIP, AS A
                                             -----------------  PERCENTAGE OF
                                              COMMON             ALL SHARES
   NAME AND ADDRESS                            STOCK   CLASS A   OUTSTANDING
   ----------------                          --------- ------- ---------------
David Edell.................................   100,300 557,615       9.18
 c/o CCA Industries, Inc.
 East Rutherford, NJ 07073
Ira W. Berman...............................   100,300 534,615       8.97
 c/o CCA Industries, Inc.
Norman Pessin...............................   382,500               5.34
 c/o Neuberger & Berman
 605 Third Avenue
 New York, NY 10158
Jack Polak..................................            84,000       1.17
 98 Park Avenue
 New York, NY 10016
Dunnan Edell................................    51,250               0.71
 c/o CCA Industries, Inc.
Drew Edell..................................    51,250               0.71
 c/o CCA Industries, Inc.
Irwin Gedinsky..............................         0                --
 c/o Richard A. Eisner & Co.
 575 Madison Avenue
 New York, New York 10022
Sidney Dworkin..............................         0                --
 1550 No. Powerline Road
 Pompano, FL 33069
Officers and Directors as a group (9         1,869,830              26.08
 persons)...................................

- --------
(1) David Edell, Ira Berman and Jack Polak own over 98% of the outstanding shares of Class A Common Stock. Messrs. David Edell, Dunnan Edell and Ira Berman are officers and directors. Drew Edell is an officer. Mr. Polak, Mr. Gedinsky and Mr. Dworkin are directors.

C. EXECUTIVE COMPENSATION

 i. Summary Compensation Table

  The following table summarizes compensation earned in 1995, 1994 and 1993 by the Chief Executive Officer and all other executive officers (the "named officers") who were paid as much as $100,000 in 1995.

                                  ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                         ----------------------------------------- --------------------------
                                                                      NUMBER
                                                                     OF SHARES
                                                         ALL        COVERED BY      OTHER
NAME AND PRINCIPAL                                  OTHER ANNUAL   STOCK OPTIONS  LONG-TERM
POSITION                 YEAR  SALARY      BONUS   COMPENSATION(1)  GRANTED(2)   COMPENSATION
- ------------------       ---- --------    -------- --------------- ------------- ------------
David Edell............. 1995 $318,000    $ 63,600     $18,456           --            0
 President and           1994  300,000     185,990      13,571           --            0
 Chief Executive Officer 1993  250,000     100,000      12,990           --            0
Ira W. Berman........... 1995  318,000(3)   63,600      17,096           --            0
 Secretary and           1994  300,000(3)  185,990      11,609           --            0
 Executive Vice
 President               1993  250,000(3)  100,000      12,550           --            0
Dunnan Edell............ 1995  175,000       3,365      13,440           --            0
 Executive Vice          1994  175,000      50,000       9,498        25,000           0
 President--Sales        1993  141,000      85,000       4,400           --            0
Drew Edell.............. 1995   98,000       1,885       2,925           --            0
 Vice President--        1994   98,000      30,000       1,973        25,000           0
 Manufacturing           1993  100,000      25,000       1,600           --            0

- --------
(1) Includes the personal-use value of Company-leased automobiles, and the value of Company-provided health insurance that is made available to all employees, plus directors fees.
(2) In 1984, the Company's Board of Directors authorized, and the shareholders approved, the adoption of a stock option plan covering 1,500,000 shares of Common Stock. In 1986, an additional 1,500,000 "stock option shares" were authorized and approved. In 1994 the Board of Directors authorized, and the shareholders approved the Company's 1994 Stock Option Plan covering 1,000,000 shares of the Company's Common Stock. Other information in respect of stock option plans, administration and issuance of options, appears below in the sub-topic, Employment Contracts/Executive Compensation Program.
(3) Includes $99,396 paid to Mr. Berman's New York City law firm for legal services.

 ii. 1995 Option Grants, Fiscal Year Option Exercises, Year-End Option Valuation, Option Repricing

                           FISCAL 1995 OPTION GRANTS

  No options were granted or issued to named officers in the fiscal year ended November 30, 1995. The next table identifies 1995 fiscal-year option exercises by named officers, and reports a valuation of their options.

  FISCAL 1995 AGGREGATED OPTION EXERCISES AND NOVEMBER 30, 1995 OPTION VALUES

                                                   NUMBER OF        VALUE OF
                             NUMBER OF           SHARES COVERED   UNEXERCISED
                              SHARES             BY UNEXERCISED   IN-THE-MONEY
                             ACQUIRED    VALUE     OPTIONS AT      OPTIONS AT
                            ON EXERCISE REALIZED NOV. 30, 1995  NOV. 30, 1995(1)
                            ----------- -------- -------------- ----------------
David Edell................     --       $  --      597,500         $513,406
Ira W. Berman..............     --          --      592,000          508,290
Dunnan Edell...............     700       1,533      73,600           50,433
Drew Edell.................     --          --       75,000           51,875

- --------
(1) Represents the difference between market price and the respective exercise prices of options at November 30, 1995.

                               REPRICED OPTIONS

  The following table identifies the stock options held by the named officers and all other officers and directors, the exercise prices of which have been reduced during the past 10 years.

                                         ORIGINAL
                         NUMBER OF        GRANT   ORIGINAL        DATE      NEW
                          SHARES           DATE    PRICE        REPRICED   PRICE
                         ---------       -------- --------      --------   ------
David Edell.............   100,000         1/90    $ 1.50         3/91       .625
Ira W. Berman...........   100,000         1/90      1.50         3/91       .625
David Edell.............   100,000         3/90       .75         3/91       .625
Ira W. Berman...........   100,000         3/90       .75         3/91       .625
Sidney Dworkin..........   100,000        12/85      1.87         1/88(1)  .54625
David Edell.............   200,000(2)(3)   2/86      1.59(2)(3)  12/87(1)  .54625
Ira W. Berman...........   200,000(2)(3)   2/86      1.59(2)(3)  12/87(1)     .50
David Edell............. 197,500(3)        2/87    2.50(3)       12/87(1)     .50
Ira W. Berman........... 192,000(3)        2/87    2.50(3)       12/87(1)     .50

- --------
(1) In fact, these are options that were cancelled and replaced. In respect thereof, the original price and new price columns represent the cancelled option price and the "replacement" option price.
(2) Represents 101,235 "Non-Qualified Options" at $1.38 per share, and 98,765 "Employee Incentive Stock Options" at $1.80 per share.
(3) These options were cancelled and 185,000 Employee "Incentive Stock Options" at $.55 and 215,000 such options at $.50 were issued to Mr. David Edell and to Mr. Berman.

 iii. Executive Compensation Principles; Audit and Compensation Committee

  The Company's Executive Compensation Program is based on guiding principles designed to align executive compensation with Company values and objectives, business strategy, management initiatives, and financial performance. In applying these principles the Audit and Compensation Committee of the Board of Directors, comprised of David Edell, Ira W. Berman, Irwin Gedinsky and Jack Polak, has established a program to:

  . Reward executives for long-term strategic management and the enhancement of shareholder value.

  . Integrate compensation programs with both the Company's annual and long-term strategic planning.

  . Support a performance-oriented environment that rewards performance not only with respect to Company goals but also Company performance as compared to industry performance levels.

 iv. Employment Contracts/Compensation Program

  The total compensation program consists of both cash and equity based compensation. The Audit and Compensation Committee (the "Committee") determines the level of salary and bonuses, if any, for key executive officers other than Messrs. David Edell and Ira Berman. The Committee determines the salary or salary range based upon competitive norms. Actual salary changes are based upon performance.

  On March 17, 1994, the Board of Directors approved 10-year employment contracts for David Edell and Ira Berman (with Mr. Edell and Mr. Berman abstaining). Pursuant thereto, each was provided a base salary of $300,000 in fiscal 1994, with a year-to-year CPI or 6% increment, and each is paid 2 1/2% of the Company's pre-tax income, less depreciation and amortization, plus 20% of the base salary, as bonus.

  Long-term incentives are provided through the issuance of stock options.

  As at April 30 1996, 1,242,000 stock options, yet exercisable, to purchase 1,242,000 shares of the Company's Common Stock, were outstanding.

  Stock Option Plans

  The Company's 1994 Stock Option Plan covers 1,000,000 shares of its Common Stock.

  The Option Plan provides for the granting of two (2) types of options:
"Incentive Stock Options" and "Nonqualified Stock Options". The Incentive Stock Options (but not the Nonqualified Stock Options) are intended to qualify as "Incentive Stock Options" as defined in Section 422a of The Internal Revenue Code. The plan is not qualified under Section 401(a) of the Code, nor subject to the provisions of the Employee Retirement Income Security Act of 1974.

  Options may be granted to employees (including officers and directors who are also employees) and consultants of the Company, provided, however, that Incentive Stock Options may not be granted to any non-employee director or consultant.

  The Option Plan is administered and interpreted by the Board of Directors. (Where issuance to a Board member is under consideration, that member must abstain.) The Board has the power, subject to Plan provisions, to determine the persons to whom and the dates on which options will be granted, the number of shares subject to each option, the time or times during the term of each when options may be exercised, and other terms. The Board has the power to delegate administration to a Committee of not less than two (2) Board members, each of whom must be disinterested within the meaning of Rule 16b-3 under the Exchange Act, and ineligible to participate in the Plan or in any other stock purchase, option or appreciation right plan of the Company or any affiliate. Members of the Board receive no compensation for their services in connection with the administration of the Plan.

  The Option Plan permits the exercise of options for cash, other property acceptable to the Board or pursuant to a deferred payment arrangement. The 1994 Plan specifically authorizes that payment may be made for stock issuable upon exercise by tender of Common Stock of the Company; and the Executive Committee is authorized to make loans to option exercisers to finance optionee tax--consequences in respect of option exercise, but such loans must be personally guaranteed and secured by the issued stock.

  The maximum term of each option is ten (10) years. No option granted under the Option Plan is transferable by the optionee other than upon death.

  Under the Option Plan an option will terminate three (3) months after the optionee ceases to be employed by the Company or a parent or subsidiary of the Company unless (i) the termination of employment is due to such person's permanent and total disability, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year of such termination (to the extent the option was vested at the time of such termination); or (ii) the optionee dies while employed by the Company or a parent or subsidiary of the Company or within three (3) months after termination of such employment, in which case the option may, but need not provide that it may be exercised (to the extent the option was vested at the time of the optionee's death) within eighteen (18) months of the optionee's death by the person or persons to whom the rights under such option pass by will or the laws of descent or distribution; or (iii) the option by its terms specifically provides otherwise.

  The exercise price of all nonqualified stock options must be at least equal to 85% of the fair market value of the underlying stock on the date of grant. The exercise price of all Incentive Stock Options must be at least equal to the fair market value of the underlying stock on the date of grant. The aggregate fair market value of stock of the Company (determined at the date of the option grant) for which any employee may be granted Incentive Stock Options in any calendar year may not exceed $100,000, plus certain carryover allowances. The exercise price of an Incentive Stock Option granted to any participant who owns stock possessing more than ten (10%) of the voting rights of the Company's outstanding capital stock must be at least 110% of the fair market value on the date of grant and the maximum term may not exceed five (5) years.

  Consequences to the Company: There are no Federal income tax consequences to the Company by reason of the grant or exercise of an Incentive Stock Option.

 v. Performance Graph

  Set forth below is a line graph comparing cumulative total shareholder return on the Company's Common Stock, with the cumulative total return of companies in the NASDAQ Stock Market (U.S.) and the cumulative total return of Dow Jones's Cosmetics/Personal Care Index.

                             [CHART APPEARS HERE]

                             CCA INDUSTRIES, INC.
                           ------------------------
                           Date                Close

                           11/30/90            100.000
                           11/29/91            157.078
                           11/30/92            399.543
                           11/30/93          1,512.557
                           11/30/94            856.164
                           11/30/95            328.311

                             COSMETICS/PEROSNAL CARE
                           --------------------------
                           Date                Close

                           11/30/90            100.000
                           11/29/91            141.148
                           11/30/92            191.809
                           11/30/93            188.447
                           11/30/94            228.487
                           11/30/95            308.739

                           Dow Jones Equity Market Index
                           -----------------------------
                           Date                Close

                           11/30/90            100.000
                           11/29/91            122.236
                           11/30/92            145.852
                           11/30/93            160.264
                           11/30/94            161.565
                           11/30/95            222.540



D. THE BOARD OF DIRECTORS AND STANDING COMMITTEES

  The Company's Board of Directors has no nominating committee. Its Audit and Compensation Committee members are Messrs. David Edell, Ira W. Berman, Irwin Gedinsky and Jack Polak. They meet as such approximately once every three months, to review financial information in respect of the Company's business.

  During the 1995 fiscal year there were four formal meetings of the full Board. Informal meetings of members of the Board were held quarterly.

E. RELATED DIRECTORS AND/OR OFFICERS

  David Edell is the Company's President and Chief Executive Officer. He is also a director. Drew Edell and Dunnan Edell are his sons. Both are Vice-Presidents of the Company, and Dunnan Edell is also a director.

F. REVOCABILITY OF PROXIES

  Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office an instrument of revocation or a duly executed proxy bearing a later date, or by a proxy holder attending the meeting and voting in person.

G. SOLICITATION OF PROXIES

  It is estimated that the costs associated with proxy solicitation will be approximately $15,000. The Company will bear the entire cost of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy, and any additional material furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others, for forwarding of such material to beneficial owners. The Company may reimburse such persons their forwarding costs. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for any such services.

H. SHAREHOLDER PROPOSALS FOR 1997

  Proposals of shareholders that are intended to be presented at the Company's 1997 Annual Meeting of Shareholders must be received by the Company no later than December 31, 1996 in order to be included in the Proxy Statement and proxy relating to that meeting.

                           II. MANAGEMENT PROPOSALS

                                PROPOSAL NO. 1

                     NOMINATION AND ELECTION OF DIRECTORS

  Management proposes that seven directors be elected at the 1995 Annual Meeting; three by holders of Common Stock and four by holders of Class A Common Stock. Each elected director will hold office until the next Annual Meeting of Shareholders and until a successor is elected and has qualified, or until death, resignation or removal.

  Management recommends that holders of Common Stock vote in favor of each of the three nominees they propose for election by holders of Common Stock. Each is now a director and has agreed to continue to serve if re-elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for those nominees.

  The three candidates proposed for election by holders of Common Stock, from among Management's nominees and any others properly nominated, who receive the highest number of affirmative votes from holders of Common Stock entitled to vote at the Annual Meeting, will be elected directors of the Company.

  Set forth below is information regarding the Common Stock nominees, including information they have furnished concerning their principal occupations and certain other directorships, and their ages as of April 1, 1996. (Information as to their ownership of Company stock is presented above, under "Share Ownership of Directors, Officers and 5% Owners," since each already serves as a director.)

 a. Common Stock Nominees

  Sidney Dworkin, age 75, has been a director since 1985. He is also a director of these other public companies: General Computer Corp., 3-D Geographic, Northern Technologies International, Interactive Technologies, Viragen Inc., and Comtrex Systems Corp. (Chairman). As well, Mr. Dworkin is a director and the C.E.O. of Advance Modular Systems, Inc., a privately owned trailer-leasing company. He was one of the founders, and from 1962 until 1987, was the President and Chief Executive Officer of Revco D.S., Inc., one of the largest drug store chains in the United States. (He terminated his association with Revco in September 1987.) He was a director of Neutrogena Corp. until its acquisition by Johnson and Johnson in 1994, and is a former Chairman of the National Association of Chain Drug Stores.

  Irwin M. Gedinsky, age 60, has been a director since 1991. He joined Richard
A. Eisner & Company, a public accounting firm in New York City, in July 1992. From 1989 until 1992, he was a partner with J.H. Cohn, a public accounting firm in Roseland, New Jersey. From 1956 to 1989, he was an employee and then a partner in the public accounting firm of Granet & Granet. Mr. Gedinsky is a certified public accountant, a member of numerous accounting societies, a lecturer on taxation and a member of the Board of Directors of Ronson Corp.

  Dunnan Edell, age 40, became a director in 1994. A Senior Vice President-Sales, he joined the Company in 1984, and was appointed Divisional Vice-President in 1986. He was employed by Alleghany Pharmacal Corp. from 1982 to 1984, and by Hazel Bishop from 1977 to 1981.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH OF THE COMMON STOCK NOMINEES AS PROPOSED IN THIS PROPOSAL NO. 1.

 b. Class A Common Stock Nominees

  The four nominees proposed for election by the holders of the Company's Class A Common Stock have agreed to serve as directors and will be elected directors of the Company since three of them (Messrs. Berman, Polak and David Edell) own, in aggregate, more than 90% of the outstanding shares of Class A Common Stock, and they have nominated the fourth (Mr. Stanley Kreitman). Thus, no vote or proxy is solicited in respect of the Class A nominees. Information regarding the Class A Common Stock nominees is set forth below. (The share ownerships of David Edell, Ira Berman and Jack Polak are presented above, under "Share Ownership of Officers, Directors and 5% Owners." Mr. Kreitman does not own any shares of the Company's stock or options to purchase shares.)

  David Edell, the President and Chief Executive Officer of the Company, age 64, has been nominated by the holders of Class A Common Stock to continue service as a director. Prior to his association with the Company, he was a marketing and financial consultant, and had extensive experience in the health and beauty aids field as an executive director and/or an officer of Hazel Bishop, Inc., Lanolin Plus and Vitamin Corporation of America.

  Ira W. Berman, Executive Vice-President, Corporate Secretary and Chairman of the Company's Board, age 64, has been nominated by the holders of Class A Common Stock to continue service as a director. He has been engaged in the practice of law since 1955. Mr. Berman received a Bachelor of Arts Degree
(1953) and Bachelor of Laws Degree (1955) from Cornell University. A member of the American Bar Association, Mr. Berman was senior partner of Berman & Murray, the New York City law firm that he founded, from 1985 through 1995. He is now counsel to the firm.

  Jack Polak, age 83, has been nominated by the holders of Class A Common Stock to continue service as a director. He has been a private investment consultant since April 1982 and holds a tax consultant certification in The Netherlands. Mr. Polak is a director and Vice President of New York Offices, Inc., Chicago Offices, Inc. and Atlanta Offices, Inc. (each a private company engaged in subleasing and providing office services). From 1977 until 1995, he was a director of Petrominerals Corporation, a public company located in Tustin, California that is engaged in oil and gas production and services. From August 1993 until February 1995, he was a director of Convergent Solutions, Inc. Since February 1995 (upon a merger involving Convergent Solutions), he has been a director of K.T.I. Industries, Inc. Convergent Solutions was, and K.T.I. is, a public company engaged in the waste-to-energy business.

  Stanley Kreitman, age 64, nominated by the Class A stockholders to become a director, has been Vice Chairman of the Board of Manhattan Associates, an equity--investment firm, since 1994. He is also a director of Medallion Financial Corp., an SBIC. Mr. Kreitman has been Chairman of the Board of Trustees of The New York Institute of Technology since 1989, and of Crime-Stoppers Nassau County (NY), since 1994. He is also a director and/or executive committee member of the following organizations: The New York City Board of Corrections, The New York City Police Foundation, St. Barnabas Hospital, The New York College of Osteopathic Medicine, and The Police Athletic League. From 1975 until 1993, he was President of United States Banknote Corporation, a security printer.

                                PROPOSAL NO. 2

                      APPROVAL OF APPOINTMENT OF AUDITORS

  The Board of Directors has appointed the firm of Sheft Kahn & Company L.L.P., independent certified public accountants (the "Auditors"), to audit the accounts and certify the financial statements of the Company for the fiscal year ending November 30, 1996. The appointment shall continue at the pleasure of the Board of Directors, subject to approval by the shareholders. The Auditors have acted as the Company's auditors since 1983.

  The Board of Directors expects that one or more representatives of the Auditors will be present at the meeting. The Auditors will then be given the opportunity to make a statement and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 2.

                              III. OTHER MATTERS

  The Board of Directors knows of no other matters to be presented, but if any other matters properly come before the Annual Meeting it is intended that the persons holding proxies will vote in accordance with their best judgments.

  When a proxy in the form enclosed with this proxy statement is returned properly executed, the shares represented thereby will be voted as indicated thereon or, if no direction is indicated, in accordance with the recommendations of the Board of Directors.

                              IV. CERTAIN REPORTS

  Based upon reports furnished to the Company, all reports required to be filed, during or concerning the Company's 1995 fiscal year, by officers, directors and principal shareholders, pursuant to Section 16 of the Securities Exchange Act of 1934 (Form 3, Initial Statement of Beneficial Ownership; Form 4, Statement of Changes of Beneficial Ownership; and Form 5, Annual Statement of Beneficial Ownership), were timely filed with the Securities And Exchange Commission.

                                          By Order of the Board of Directors

                                          Ira W. Berman,
                                          Chairman of the Board of Directors

East Rutherford, New Jersey
May 7, 1996

                              CCA INDUSTRIES, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

  The undersigned, revoking all prior proxies, hereby appoints David Edell and Ira W. Berman, and each of them, proxies and attorneys in fact, with power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of CCA INDUSTRIES, INC., to be held at the Grand Hyatt Hotel, Park Avenue at Grand Central Station, New York, New York, on June 12, 1996 at 4:30 p.m., and to vote as directed below upon the proposals, and in their discretion upon such other business as may properly come before the meeting or any adjournment thereof (all as more fully set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged).

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS, UNLESS OTHERWISE SPECIFIED, IT WILL BE VOTED "FOR" THE ELECTION OF SIDNEY DWORKIN, IRWIN M. GEDINSKY AND DUNNAN EDELL AS DIRECTORS, AND "FOR" THE PROPOSAL IN RESPECT OF THE APPOINTMENT OF SHEFT KAHN & COMPANY L.L.P.

                                           SEE
                                         REVERSE
                                           SIDE
                         (TO BE SIGNED ON REVERSE SIDE)

- --

X  PLEASE MARK YOUR
   VOTES AS IN THIS EXAMPLE.



ORF                                   WITHHELD
1. Election
of
Directors

For, except vote
withheld from the
following nominee(s):

- --------------
ORF
AGAINST
  ABSTAIN



Nominees:
   Sidney Dworkin Irwin M. Gedinksy Dunnan Edell
2. Ratification of the Board of Directors' appointment of Sheft Kahn & Company L.L.P. as the Company's independent, certified public accountants for the fiscal year ending November 30, 1996

SIGNATURE(S) ______ DATE ___
NOTE:  (PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON. EACH JOINT
      OWNER MUST SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD INDICATE THOSE CAPACITIES.